Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-289131, 333-285026, 333-272141, 333-231836 and 333-213915 on Form S-8 of our reports dated February 17, 2026, relating to the financial statements of Donnelley Financial Solutions, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 17, 2026